SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2006

RADIOSHACK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-5571 (Commission File Number)	75-1047710 (IRS Employer Identification No.)

Mail Stop CF3-203, 300 RadioShack Circle, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (817) 415-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

_           Written communications pursuant to Rule 425 under the Securities Act

_          Soliciting material pursuant to Rule 14a-12 under the Exchange Act

_          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

_          Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act

Item 1.01.    Entry into a Material Definitive Agreement.

In connection with Mark C. Hill’s resignation, effective March 31, 2006, as Senior Vice President – Strategy of RadioShack Corporation (“RadioShack”), on April 6, 2006, RadioShack and Mr. Hill entered into a Separation Agreement (the “Separation Agreement”), effective March 31, 2006. A copy of the Separation Agreement is attached as Exhibit 10.1.

Pursuant to the Separation Agreement, Mr. Hill resigned from RadioShack effective March 31, 2006, and RadioShack will pay Mr. Hill a lump sum of $1,614,772. This amount includes payment of $180,000 for consulting services that Mr. Hill will be providing RadioShack through July 31, 2006. Mr. Hill is also entitled to receive his pro rata share of the annual incentive bonus for calendar year 2006, if any, that he would otherwise be entitled to receive if he had been employed by RadioShack as of December 31, 2006. Mr. Hill will also receive up to one year of career transition services, the right to continue to receive financial consulting benefits and physical exam benefits through December 31, 2006, and the right to retain certain equipment that he used during his employment with RadioShack. In addition, RadioShack accelerated the vesting of Mr. Hill’s unvested stock options outstanding for at least one year and extended the exercise period to December 31, 2006 for Mr. Hill’s vested outstanding stock options.

The Separation Agreement provides for a mutual release by RadioShack and Mr. Hill. Mr. Hill is also subject to certain non-competition and non-solicitation requirements under the Separation Agreement.

Item 1.02    Termination of a Material Definitive Agreement

The Separation Agreement terminates the Termination Protection Agreement for Corporate Executives (“Termination Protection Agreement”) that Mr. Hill and RadioShack entered into on July 25, 1997. A form of Termination Protection Agreement was previously filed by RadioShack on August 14, 1995, as Exhibit 10m to RadioShack’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

Under the Termination Protection Agreement, if Mr. Hill’s employment was terminated (with certain exceptions) within 24 months following a change in control (as defined in the agreement), Mr. Hill would have been entitled to receive cash payments (equal to two times current annual salary and the amount of the highest bonus paid in the last three years and an amount equal to the contributions that RadioShack would have made to the RadioShack Investment Plan, the RadioShack 401(k) Plan and the Employees’ Supplemental Stock Plan over a 24-month period, assuming the foregoing salary and bonus guarantee were used to calculate RadioShack’s contributions), as well as the continuation of certain fringe benefits for a period of up to 24 months. Additionally, all outstanding incentive awards and stock options would have become fully vested, and RadioShack would have been required to purchase for cash, on demand, any shares of unrestricted stock and shares purchased upon the exercise of options at the then per-share fair market value. The Termination Protection Agreement also provided that RadioShack would have made additional “gross-up payments” to offset fully the effect of any excise tax imposed under the Internal Revenue Code. In addition, RadioShack would have been obligated to pay all legal fees and related expenses incurred by Mr. Hill arising out of his employment or termination of employment under certain circumstances.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.

10.1	Separation Agreement, effective March 31, 2006, between RadioShack Corporation and Mark C. Hill.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 7th day of April, 2006.

RADIOSHACK CORPORATION /s/ David S. Goldberg ------------------------------------------ David S. Goldberg Senior Vice President - Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.

10.1	Separation Agreement, effective March 31, 2006, between RadioShack Corporation and Mark C. Hill.

Exhibit 10.1

SEPARATION AGREEMENT

        This Separation Agreement (the “Agreement”) is made and entered into by and between Mark C. Hill (“Executive”) and RadioShack Corporation (“RadioShack”).

RECITALS

        WHEREAS, the parties have reached agreement relating to Executive's separation and termination as an employee of RadioShack;

        NOW, THEREFORE, in consideration of the payments set forth below, and the mutual promises and actions contained herein, the parties agree as follows:

AGREEMENT

        1.        Separation of Employment with RadioShack.

         (a)         Effective March 31, 2006 (the “Effective Date”), the employment relationship between RadioShack and Executive shall terminate and Executive shall no longer serve as Senior Vice President – Strategy of RadioShack, and Executive thereby relinquishes and resigns from all officer and director positions, all other titles, and all authorities with respect to RadioShack, any affiliated entity of RadioShack or any entity in which RadioShack has an equity interest, and shall be deemed terminated and separated from employment with RadioShack for all purposes on the Effective Date. On the Effective Date, (i) except as specifically set forth in Sections 1(b) through (e) below, Executive’s salary and benefits from RadioShack shall cease to accrue, and he shall cease to be able to contribute to any employee benefit plans or programs, except that Executive shall maintain his rights, if any, under the plans listed on Appendix A (collectively, such plans referred to as the “Compensation Plans”), (ii) Executive will return to RadioShack all company-issued RadioShack property, including all Confidential Information described in Section 3 below, provided, however, Executive may retain possession of the equipment set forth in Section 1(b)(iii) below, and (iii) that certain Termination Protection Agreement for Corporate Executives between Company and Executive dated July 25, 1997 shall be terminated and of no further force or effect.

(b) As consideration to Executive for this Agreement, RadioShack agrees to:

(i)	pay Executive severance in the amount of $1,614,772 (which amount includes the payment of $180,000 for the Consulting Services (as defined in Section 2(a) below), payable in a lump sum on April 14, 2006, provided Executive does not exercise his right of revocation under Section 11 hereof;

(ii)	pay for up to twelve (12) months of career transition service for Executive with Drake Beam Morin, Inc. at RadioShack’s sole cost and expense, such transition services to be commenced and concluded within eighteen (18) months from the Effective Date;

(iii)	allow Executive to retain one desktop computer, one laptop computer and one RIM/Blackberry device (the “Equipment”) owned by RadioShack that Executive used during his employment with RadioShack, provided that, immediately upon the end of the Term (as defined below), Executive shall return the Equipment to RadioShack to permit RadioShack to inspect, clear and reimage the Equipment; and

(iv)	pay Executive his pro rata share (measured from January 1, 2006 through the Effective Date) of the annual incentive bonus for calendar year 2006, if any, that Executive would otherwise be entitled to receive if he had been employed by RadioShack as of December 31, 2006, with such annual incentive bonus to be paid pursuant to the terms of the applicable plans regarding such bonus.

(c) Payments made under subsection (b) above shall be reduced by any required state and federal withholdings and deductions and any other permitted deductions as requested by Executive.

        (d)         All outstanding stock options that have been outstanding at least one year as of the Effective Date, to the extent unvested as of the Effective Date, shall become immediately vested and exercisable on the Effective Date. All other outstanding stock options held by Executive that have not vested on or prior to the Effective Date shall be forfeited and be deemed to be null and void for all purposes on the Effective Date. All outstanding stock options exercisable by Executive as of the Effective Date (including those being accelerated) must be exercised by Executive on or prior to December 31, 2006. For the avoidance of doubt, the foregoing shall apply notwithstanding any conflicting provision contained in any stock option agreement entered into between RadioShack and Executive. Any vested stock option not exercised by Executive on or before December 31, 2006 shall lapse and become null and void.

        (e)         Through December 31, 2006, or such earlier date in the event RadioShack determines to discontinue such programs, Executive shall be entitled to continue receiving, if so desired, (i) financial consulting benefits under RadioShack’s current program with AYCO and (ii) physical exam benefits under RadioShack’s current program.

        2.        Consulting Services.

         (a)         In consideration of the payment of $180,000 (such amount being included in the aggregate payment set forth in Section 1(b)(i)), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive shall provide such consulting services, consultation, advice, and information (the “Consulting Services”) as may be required by RadioShack upon reasonable request of RadioShack’s CEO or COO, or their respective designee(s); provided, however, that in no event shall Executive provide less than twenty (20) hours per week of Consulting Services. Unless earlier terminated by the mutual agreement of the parties, or Executive’s death or disability, the term (the “Term”) of such engagement shall commence on April 1, 2006 and continue through July 31, 2006.

         (b)         In accordance with its then current travel and business expense policy, RadioShack will also reimburse Executive for reasonable out-of-pocket travel and related expenses that Executive may directly incur in connection with his performance of the Consulting Services.

         (c)         Executive shall perform all services and duties that reasonably may be required of him pursuant to the terms hereof, to the reasonable satisfaction of RadioShack acting in its sole discretion. Executive shall not take any action that would be adverse to RadioShack’s business interests or that may subject Executive, RadioShack or any of its affiliates to civil or criminal liability. Executive agrees to comply in full with all applicable laws, ethical standards, rules and regulations. Executive agrees that he will comply with RadioShack’s conflict of interest policies and represents that, on the date of this Agreement, he does not have any interest in any entity that would conflict in any manner with the performance of services under this Agreement. Subject to the restrictive covenants contained in this Agreement, including the non-disclosure and non-compete covenants, Executive may engage in activities on his own behalf or on behalf of entities other than RadioShack and its affiliates, and may allocate his time between his obligations under this Agreement and such other activities in any manner Executive deems appropriate, so long as Executive’s obligations under this Agreement are satisfied. Executive will have the sole right to supervise, manage, control and direct the performance of the details incident to Executive’s duties described in this Agreement.

         (d)         RadioShack is retaining Executive for the Consulting Services in the capacity of an independent contractor and not as an employee, attorney or agent of RadioShack or any of its affiliates. Executive shall not be authorized at any time to execute any transaction on behalf of RadioShack or any of its affiliates. Nothing in this Agreement shall create, or shall be construed as creating, any form of partnership, joint venture, employer-employee relationship, or other affiliation that would permit Executive to bind RadioShack or any of its affiliates with respect to any matter or would cause RadioShack or any of its affiliates to be liable for any action of Executive. Neither RadioShack nor Executive will represent to any third party that Executive’s engagement by RadioShack hereunder is in any capacity other than as an independent contractor. Except to the extent required by law, RadioShack shall not be obligated to maintain any insurance for Executive, including, but not limited to, medical, dental, life or disability insurance. Except as required by law, after the Effective Date, Executive will not be eligible to further contribute to any employee benefit plan or program of RadioShack. Executive hereby acknowledges and agrees that, as an independent contractor, he is legally required to determine and pay his own estimated federal income taxes, FICA (including FICA-matching), and all applicable federal and state payroll, excise, workman’s compensation, and other withholdings. To the extent Executive employs others in providing services under this Agreement, Executive agrees to comply with all applicable workers’ compensation laws and to provide satisfactory evidence of such compliance to RadioShack upon its reasonable request.

         (f)         Executive acknowledges and agrees that all work product created by Executive during the Term in connection with the Consulting Services shall be deemed to be “work for hire” and will, for all purposes, be solely owned by RadioShack.

         (g)         RadioShack will maintain an e-mail account for Executive during the Term in accordance with RadioShack’s policies and procedures.

         3.         Confidentiality; Non-Disclosure.

        (a)         Executive acknowledges that RadioShack’s continued operations and success are dependent upon (x) certain processes, formulae, specifications, designs, systems, sales procedures, and confidential information which are valuable, special, and unique assets; and (y) its continuing relationship with, and knowledge about, its customers, vendors and strategic alliances or other business partners and the goodwill such relationships create. Executive acknowledges that all of the following information is confidential and a valuable, special, and unique asset of RadioShack’s business: (1) the names, addresses, and telephone numbers of RadioShack’s customers; (2) the amount, nature, volume, and other information regarding any products or services sold to any customer or required by any customer of RadioShack; (3) the nature of the internal business operations and strategic plans of RadioShack; (4) the methods, processes, formulae, specifications, designs, systems, and know-how used, developed, or acquired by RadioShack in its business; (5) RadioShack’s prices or charges to customers for its products and services or RadioShack’s compensation arrangements under any agreement to which it, or any affiliate, is a party; (6) information regarding RadioShack’s employees, candidates for employment, benefit plans, salaries, bonuses or other compensation paid by RadioShack to its employees; and (7) any legal advice or consultation provided to RadioShack or its affiliates by Executive.

        (b)         Executive acknowledges that all of the information described in subsection (a) above is “Confidential Information,” which is the sole and exclusive property of RadioShack. Executive acknowledges that all Confidential Information was revealed to Executive in trust, based solely upon the confidential employment or attorney-client relationship then existing between RadioShack and Executive. Executive agrees: (1) that all writings or other records concerning Confidential Information are the sole and exclusive property of RadioShack; (2) that all manuals, forms, and supplies furnished to or used by Executive and all data or information placed thereon by Executive or any other person are RadioShack’s sole and exclusive property; (3) that, upon execution of this Agreement, or upon request of RadioShack at any time, Executive shall deliver to RadioShack all such writings, records, forms, manuals, and supplies and all copies of such; (4) that Executive will not make or retain any copies of such for his own or personal use, or take the originals or copies of such from the offices of RadioShack; and (5) that Executive will not, at any time, publish, distribute, or deliver any such writing or records to any other person or entity, or disclose to any person or entity the contents of such records or writings or any of the Confidential Information.

        (c)         In addition to the foregoing, Executive will not make any unauthorized use, publication or disclosure, during and after the Term, of any Confidential Information generated or acquired by him during his performance of the Consulting Services. Executive will not disclose to RadioShack, or induce RadioShack to use, any confidential or trade secret information or material belonging to others.

         4.         Non-Competition; Non-Solicitation.

         (a)         Executive hereby agrees that for a period of 18 months after the Effective Date, Executive will not, directly or indirectly, own, have a proprietary interest (except for less than 5% of any listed company or company traded in the over-the-counter market) of any kind in, be employed by, be a partner in, or serve as a consultant to or in any other capacity with any firm, partnership, corporation, business enterprise or individual, within the continental United States, that is engaged in the sale of consumer electronics and obtains at least 10% of its annual revenues from the sale of consumer electronics (which shall not include manufacturers or companies that provide subscription services as their primary business of any kind).

         (b)         In consideration of the amounts to be paid or provided to Executive hereunder, Executive covenants that he shall not, directly or indirectly, or whether for his own account or for the account of any other person, (i) at any time for a period of 18 months following the Effective Date, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is, as of the Effective Date, an employee of RadioShack, or in any manner induce or attempt to induce any employee of RadioShack to terminate his or her employment with RadioShack; provided, however, that general solicitations of employment not directed at RadioShack employees shall not be prohibited by this Section 4(b)(i); or (ii) at any time for a period of 18 months following the Effective Date, interfere with RadioShack’s relationship with any person, including any person who is, as of the Effective Date, an employee, contractor, vendor, supplier or customer of RadioShack.

         5.         Injunctive Relief. Executive acknowledges that the restrictions contained in Sections 3 and 4 (the “Restrictions”), in view of the nature of the business in which RadioShack is engaged, are reasonable and necessary in order to protect the legitimate interests of RadioShack, and that any violation thereof would result in irreparable injury to RadioShack. Executive therefore further acknowledges that, in the event that Executive violates, or threatens to violate, any of such Restrictions, RadioShack shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits, and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which RadioShack may be entitled. If any Restriction, or any part thereof, is determined in any judicial or administrative proceeding to be invalid or unenforceable, the remainder of the Restrictions shall not thereby be affected and shall be given full effect, without regard to the invalid provisions. If the period of time or scope of activity in the Restrictions should be adjudged unreasonable in any judicial or administrative proceeding, then the court or administrative body shall have the power to reduce the period of time or the scope covered and, in its reduced form, such provision shall then be enforceable and shall be enforced.

         6.         Release by Executive; Release by RadioShack; Limited Exceptions.

        (a)         In consideration of the promises, covenants and other valuable consideration provided by RadioShack in this Agreement, Executive hereby unconditionally releases and discharges RadioShack and its current and former employees, officers, agents, directors, shareholders and affiliates their respective current and former employees, officers, agents, directors, shareholders and affiliates (collectively referred to as “Released Parties”) from any and all claims, causes of action, losses, obligations, liabilities, damages, judgments, costs, expenses (including attorneys’ fees) of any nature whatsoever, known or unknown, contingent or non-contingent (collectively, “Claims”), that Executive had or has as of the Effective Date of this Agreement or that he had, has or may at any time in the future have arising (i) out of Executive’s hiring, employment, or termination of employment with RadioShack and (ii) under federal or state law, including, but not limited to, the Age Discrimination in Employment Act of 1967, 42 U.S.C. §§ 1981-1988, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act, the National Labor Relations Act, the Occupational Safety and Health Act, the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the Workers Adjustment and Retraining Act, the Americans with Disabilities Act of 1990, the Texas Labor Code, the Texas Commission on Human Rights Act, the Texas Payday Act, Chapter 38 of the Texas Civil Practices and Remedies Code, and any provision of the state or federal Constitutions or Texas common law. This release includes but is not limited to any claims Executive may have for salary, wages, severance pay, vacation pay, sick pay, bonuses, benefits, pension, stock options, overtime, and any other compensation or benefit of any nature, except as otherwise provided in Section 1. This release also includes but is not limited to all common law claims including but not limited to claims for wrongful discharge, breach of express or implied contract, implied covenant of good faith and fair dealing, intentional infliction of emotional distress, fraud, negligence, defamation, conspiracy, invasion of privacy, and/or tortious interference with current or prospective business relationships. Furthermore, Executive relinquishes any right to re-employment with RadioShack or the Released Parties. Executive also relinquishes any right to further payment or benefits under any employment agreement, benefit plan or severance arrangement maintained or previously or subsequently maintained by RadioShack or any of the Released Parties or any of its respective predecessors or successors, except that he does not release any rights specifically set forth in the following sentence. However, Executive does not release (a) his right to enforce the terms of this Agreement (including with regard to the Consulting Services), (b) his rights under the Indemnification Agreement effective as of June 1, 2005 between Executive and Company (“Indemnification Agreement”), (c) his rights to indemnification or advancement of expenses under Company’s charter or by-laws or under any applicable policy (specifically including any applicable “directors and officers” insurance policy) of or maintained by Company that is applicable to its directors or officers, and (d) his rights, if any, under each of the Compensation Plans.

        (b)         In consideration of the covenants made by Executive herein, and as a material inducement to Executive to enter into this Agreement, RadioShack hereby releases, acquits and forever discharges Executive, his successors, assigns, and legal representatives, from any and all Claims that RadioShack had or has as of the Effective Date of this Agreement or that RadioShack had, has or may at any time in the future have arising (i) out of Executive’s hiring, employment, or termination of employment with RadioShack and (ii) under federal or state law. However, Company does not release (a) its right to enforce the terms of this Agreement (including with regard to the Consulting Services), (b) its rights under the Indemnification Agreement, (c) its rights with respect to indemnification or advancement of expenses under Company’s charter or by-laws or under any applicable policy (specifically including any applicable “directors and officers” insurance policy) of or maintained by Company that is applicable to its directors or officers, and (d) its rights under any of the Compensation Plans.

        (c)         Executive will not bring any action or lawsuit against any of the Released Parties related to any matters released by Executive under Section 6(a). If Executive brings or asserts any such action or lawsuit on a released Claim, he shall pay all costs and expenses, including attorneys’ fees, incurred by the Released Parties in defending the action or lawsuit. However, Executive may bring an action or lawsuit to enforce the terms of this Agreement, the Indemnification Agreement, the Company’s charter or by-laws, or any of the Compensation Plans.

        (d)         Company will not bring any actions or lawsuit against the Executive related to any matters released by Company under Section 6(b). If Company brings or asserts any such action or lawsuit on a released Claim, it shall pay all costs and expenses, including attorneys’ fees, incurred by the Executive in defending the action or lawsuit. However, Company may bring an action or lawsuit to enforce the terms of this Agreement, the Indemnification Agreement, the Company’s charter or by-laws, or any of the Compensation Plans.

         7.         Cooperation.     Executive agrees to cooperate with RadioShack, and its financial and legal advisors, and/or government officials, in any claims, investigations, administrative proceedings, lawsuits, and other legal, internal or business matters, as reasonably requested by RadioShack. Also, to the extent Executive incurs travel or other expenses with respect to such activities, RadioShack will reimburse him for such reasonable expenses documented and approved in accordance with RadioShack’s then current travel policy.

         8.         No Admission.    This Agreement shall not in any way be construed as an admission by RadioShack of any act of discrimination or other unlawful act whatsoever against Executive or any other person, and RadioShack specifically disclaims any liability to or discrimination against Executive or any other person on the part of itself, its employees, or its agents.

        Additionally, this Agreement shall not in any way be construed as an admission by Executive of any unlawful act whatsoever against RadioShack, its employees, or its agents, and Executive specifically disclaims any liability to RadioShack or any other person on the part of himself, his heirs, or his agents.

        9.         Miscellaneous Provisions.

        (a)         Assignment. Executive represents that he has not transferred or assigned, or purported to assign or transfer, to any person or entity any claim involving RadioShack or any portion thereof or interest therein. Any assignment in violation of the foregoing shall be null and void. Furthermore, Executive shall not be permitted to assign any right or obligation under this Agreement to any other party. Subject to the foregoing, this Agreement shall extend to, be binding upon, and inure to the benefit of the parties hereto and, as the case may be, such party’s heirs, legatees, representatives, successors, and assigns.

        (b)         Severability. If any provision of this Agreement is or may be held by a court of competent jurisdiction to be invalid, void, or unenforceable to any extent, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby, and such illegal or invalid part, term, or provision shall be deemed not to be part of this Agreement. The remaining provisions shall nevertheless survive and continue in full force and effect without being invalidated in any manner.

        (c)         TEXAS LAW. THIS AGREEMENT IS MADE WITHIN THE STATE OF TEXAS AND SHALL IN ALL RESPECTS BE INTERPRETED AND GOVERNED UNDER THE LAWS OF THE STATE OF TEXAS, AND SHALL IN ALL CASES BE CONSTRUED AS A WHOLE (ACCORDING TO ITS FAIR MEANING, AND NOT STRICTLY FOR OR AGAINST EITHER OF THE PARTIES). VENUE SHALL BE IN THE STATE OR FEDERAL COURTS LOCATED IN TARRANT COUNTY, TEXAS.

        (d)         Counterparts. This Agreement may be executed in counterparts, each of which shall be construed as an original for all purposes, but all of which taken together shall constitute one and the same Agreement.

        (e)         Further Acts. In addition to the actions and documents recited in this Agreement as contemplated to be performed, executed and/or delivered by the parties, the parties hereby agree to perform, execute, and/or deliver or cause to be performed, executed and/or delivered upon the date of execution of this Agreement, and thereafter, any and all further acts, deeds, documents, and assurances as are reasonably necessary to consummate the transactions contemplated by this Agreement.

        (f)         No Denigration. In the event Executive or anyone acting at his discretion or on his behalf, at any time shall disparage or denigrate any of RadioShack or its respective officers or directors, including without limitation by way of news media or the expression to news media of personal views, opinions or judgments, RadioShack shall be entitled to pursue any available legal or equitable remedies. RadioShack agrees that no statement shall be made to third parties about Executive by executive officers or directors of RadioShack that disparages or denigrates him, including without limitation, by way of news media or the expression to news media of personal views, opinions or judgments. The provisions of this Section 9(f) shall not be applicable to any truthful statement required to be made by Executive or any representative of RadioShack or its respective affiliates in any legal proceeding or governmental (including all agencies thereof) or regulatory filing or investigation.

        (g)         Compliance. To the extent that this Agreement may trigger any notification or other obligations under any other agreement to which Executive is a party, Executive shall comply with the notification or other obligations under such agreements.

         10.         SEPARATE COUNSEL. EXECUTIVE IS ADVISED BY RADIOSHACK THAT BEFORE HE SIGNS THIS AGREEMENT HE SHOULD CONSULT WITH AN ATTORNEY.

         11.         21 DAYS TO SIGN; 7-DAY REVOCATION PERIOD. EXECUTIVE UNDERSTANDS THAT HE MAY TAKE UP TO 21 CALENDAR DAYS FROM THE DATE OF RECEIPT OF THIS AGREEMENT TO CONSIDER THIS AGREEMENT BEFORE SIGNING IT. FULLY UNDERSTANDING EXECUTIVE’S RIGHTS TO TAKE 21 DAYS TO CONSIDER SIGNING THIS AGREEMENT, AND AFTER HAVING SUFFICIENT TIME TO CONSIDER EXECUTIVE’S OPTIONS, EXECUTIVE HEREBY WAIVES HIS RIGHT TO TAKE THE FULL 21 DAY PERIOD. EXECUTIVE FURTHER UNDERSTANDS THAT HE MAY REVOKE THIS AGREEMENT AT ANY TIME DURING THE SEVEN (7) CALENDAR DAYS AFTER SIGNING IT, AND THAT THIS AGREEMENT SHALL NOT BECOME BINDING UNTIL THE SEVEN (7) DAY REVOCATION PERIOD HAS PASSED.

[Signature Page to Follow]

RADIOSHACK CORPORATION By: /s/ James R. Fredericks -------------------------------------- Name: James R. Fredericks Title: Executive Vice President of Administration	EXECUTIVE: /s/ Mark C. Hill ------------------------------------ Mark C. Hill

EXECUTED this 6th day of April, 2006

Appendix A

COMPENSATION AND BENEFIT PLANS

1.	RadioShack Corporation Executive Deferred Compensation/Stock Plans

2.	RadioShack 401(k) Plan

3.	RadioShack Investment Plan

4.	RadioShack Employees Supplemental Stock Plan

5.	RadioShack Corporation 1985 Stock Option Plan

6.	RadioShack Corporation 1993, 1997, 1999 and 2001 Incentive Stock Plans (and any effective stock option agreements between Executive and Company issued thereunder)